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                                                                    Exhibit 3.13


                        FORM OF ARTICLES OF INCORPORATION

                                       FOR

                PEN COTTON COMPANY OF SOUTH CAROLINA, AS AMENDED

1.   The name of the proposed corporation is Pen Cotton Company of South
     Carolina.

2. The initial registered office of the corporation is 75 Beattie Place, 2 Insignia Financial Plaza, Greenville, South Carolina 29601 and the initial registered agent at such address is CT Corporation System.

3. The corporation is authorized to issue shares of stock as follows. Complete a or b whichever is applicable.

a. /X/ The corporation is authorized to issue a single class of shares, and the total number of shares authorized is 1,000, with no par value.

b.   /_/ The corporation is authorized to issue more than one class of shares.

             Class of Shares                     Authorized No. of Each Class

     --------------------------------        -----------------------------------

     --------------------------------        -----------------------------------

     --------------------------------        -----------------------------------

     If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows: Not Applicable.

4. The existence of the corporation shall begin as of the filing date with the Secretary of State unless otherwise indicated (See Section
     33-1-230(b))__________

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (see Section 330-2-102 and the applicable comments thereto; and Sections 35-2-105 and 35-2-221 of the 1976 South Carolina Code, as amended): None

6. The name and address of each incorporator is as follows (only one is required):

          Name             Address                             Signature

     Jere P. Griggs    Center Court Building, 3rd Flr.
                       5110 Maryland Way
                       Brentwood, Tennessee  37027

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7.   I, Frank W. Cureton, an attorney licensed to practice in the State of South
     Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.


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